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                                                                    EXHIBIT 23.8



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-12723) of UroHealth Systems, Inc. for the registration of its common stock and the incorporation by reference therein of our report dated August 23, 1993, relating to the consolidated statement of operations, stockholders' equity, and cash flows for Richard-Allan Medical Industries for the fiscal year ended June 30, 1993.



                                          /s/  BDO SEIDMAN, LLP


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                                               BDO SEIDMAN, LLP


Kalamazoo, Michigan


November 7, 1996